Exhibit 10(q)(2)(A)

SECOND AMENDMENT
TO
AMERICAN ELECTRIC POWER SYSTEM
INCENTIVE COMPENSATION DEFERRAL PLAN
(as Amended and Restated as of January 1, 2008)

This Second Amendment is made by American Electric Power Service Corporation to the American Electric Power System Incentive Compensation Deferral Plan (the “Plan”) that was amended and restated effective January 1, 2008, by means of a document that was signed December 31, 2008 and subsequently amended by the First Amendment thereto dated January 28, 2011.

WHEREAS, the Plan defines eligibility by reference to the salary grade level of the Company’s employees; and

WHEREAS, the Company intends to revise its entire salary grade structure effective January 1, 2015, rendering the current language obsolete; and

WHEREAS, the Company wants to maintain some degree of flexibility in selecting the employees who may be made eligible to make deferral elections under the Plan, while recognizing the requirement to limit eligibility to a select group of management or highly compensated employees;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.7 of the Plan hereby is amended in its entirety to read as follows:

“2.7 “Eligible Employee” means any employee of AEP who is designated by the Company as eligible to participate in this Plan, provided that such employees are limited to a select group of management or highly compensated employees. Individuals not directly compensated by AEP or who are not treated by AEP as an active employee shall not be considered Eligible Employees.”

2.    In all other respects, the terms of the Plan are ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been executed this 3rd day of December, 2014.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By:	/s/ Tracy A. Elich
Tracy A. Elich
Vice President - Human Resources